Exhibit 10.13
           THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


     This Agreement, made and entered into on this 10th day of August, 1993, and made effective as of August 10, 1993, by and between Enron Corp. ("Enron"), a Delaware corporation having its headquarters at 1400 Smith Street, Houston, Texas 77002, and Kenneth L. Lay ("Employee"), an individual residing in Houston, Texas, is an amendment to that certain Employment Agreement between the parties effective September 1, 1989 (the "Employment Agreement").

     WHEREAS, the Employment Agreement incorporates the terms and provisions of a Stock Finance Agreement attached to the Employment Agreement as Exhibit C, as though recited therein in their entirety; and

     WHEREAS, the parties desire to amend a certain provision of the Stock Finance Agreement;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:


1. Section 5.02 of the Stock Finance Agreement is deleted in its entirety and the following is substituted in its place:

     "Section 5.02. Other Consideration. On August 12th, 1993, Company agrees to pay Employee a lump sum payment in the amount of One Million Ninety-Five Thousand One Hundred Twenty-Eight and No/100 Dollars ($1,095,128.00) as Other Consideration. Employee shall not be required to use the Other Consideration made in this Third Amendment to the Employment Agreement to repay any outstanding Advances under the Stock Finance Agreement and/or the Loan Commitment Agreement, respectively. Employee shall repay any outstanding Advances under the Stock Finance Agreement and/or the Loan Commitment Agreement in accordance with the terms and conditions set forth at Article II of the Stock Finance Agreement and the Loan Commitment Agreement, respectively."


2. This Agreement is an amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement shall, as amended by any prior amendments thereto, remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ENRON CORP.


By:  CHARLES A. LeMAISTRE
Title:  Charles A. LeMaistre
      Chairman, Compensation Committee



KENNETH L. LAY


KENNETH L. LAY
Employee